UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 6, 2007

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08089	59-1995548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 6, 2007, Danaher Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the underwriters party to the Purchase Agreement, for the sale by the Company of $500 million aggregate principal amount of 5.625% senior notes due 2018, in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-135780) and a related preliminary prospectus supplement and prospectus supplement filed with the Securities and Exchange Commission.

The Company expects to receive net proceeds, after expenses, of approximately $493.4 million. The offering of the senior notes closed on December 11, 2007.

The senior notes will be issued under an indenture (the “Indenture”) entered into between the Company and The Bank of New York Trust Company, N.A. (the “Trustee”) on December 11, 2007, as supplemented by a supplemental indenture (the “Supplemental Indenture”) entered into between the Company and the Trustee on December 11, 2007.

The above description of the Purchase Agreement, the Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Purchase Agreement, the Indenture and the Supplemental Indenture, which are filed as Exhibits 1.1, 1.2 and 1.3 hereto and are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated December 6, 2007, regarding the legality of the Securities upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Purchase Agreement dated December 6, 2007.

1.2	Indenture dated December 11, 2007.

1.3	Supplemental Indenture dated December 11, 2007.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	DANAHER CORPORATION

	By:	/s/ Daniel L. Comas
Daniel L. Comas Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Purchase Agreement dated December 6, 2007.

1.2	Indenture dated December 11, 2007.

1.3	Supplemental Indenture dated December 11, 2007.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).